4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: February 8, 2010

Mercury General Corporation Announces Fourth
Quarter Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter of 2009:

Consolidated Highlights

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2009	2008	$	%	2009	2008	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$618,919	$641,641	$(22,722)	(3.5)	$2,589,972	$2,750,226	$(160,254)	(5.8)
Net income (loss) (5)	$34,235	$(168,345)	$202,580	-	$403,072	$(242,119)	$645,191	-
Net income (loss) per diluted share	$0.62	$(3.07)	$3.69	-	$7.32	$(4.42)	$11.74	-
Operating income (loss) (1) (5)	$38,203	$(26,706)	$64,909	243.1	$177,883	$115,719	$62,164	53.7
Operating income (loss) per diluted share (1)	$0.69	$(0.48)	$1.17	243.8	$3.23	$2.12	$1.11	52.3
Severance related expenses (2)	$-	$-	$-	-	$8,000	$-	$8,000	-
Net expense related to amortization of December 31, 2008 AIS deferred policy acquisition costs (2) (3)	$-	$-	$-	-	$15,000	$-	$15,000	-
Catastrophe losses (2) (4)	$-	$20,000	$(20,000)	-	$-	$26,000	$(26,000)	-
Favorable tax ruling (5)	$-	$-	$-	-	$-	$17,500	$(17,500)	-
Combined ratio	98.1%	113.4%	-	(15.3) pts	96.9%	101.8%	-	(4.9) pts
(1)
These measures are not based on U.S. generally accepted accounting principles (“GAAP”) and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”

(2)	The amounts are rounded to the nearest million.
(3)
Represents the net expense related to Auto Insurance Specialists, LLC (“AIS”) deferred commissions at December 31, 2008 amortized in 2009, partially offset by deferred costs related to policy sales made by AIS in 2009.

(4)
Catastrophe losses in 2008 were primarily the result of Southern California wildfires (estimated $20 million during the fourth quarter) and Hurricane Ike (estimated $6 million during the third quarter).

(5)
The Company recognized a net tax benefit of $17.5 million in the third quarter 2008 as a result of a favorable California Superior Court ruling.  This amount is included in both the operating income and net loss for 2008.

Net income in the fourth quarter 2009 was $34.2 million ($0.62 per diluted share) compared with net loss of $168.3 million ($3.07 per diluted share) for the same period in 2008.  For the year, net income was $403.1 million ($7.32 per diluted share) compared with net loss of $242.1 million ($4.42 per diluted share) for the same period in 2008.  Included in net income (loss) are net realized investment losses, net of tax, of $4.0 million ($0.07 per diluted share) in the fourth quarter of 2009 compared with net realized investment losses, net of tax, of $141.6 million ($2.59 per diluted share) for the same period in 2008, and net realized investment gains, net of tax, of $225.2 million ($4.09 per diluted share) for the year compared to net realized investment losses, net of tax, of $357.8 million ($6.54 diluted share) for the same period in 2008.  Operating income was $38.2 million ($0.69 per diluted share) for the fourth quarter of 2009 compared with operating loss of $26.7 million ($0.48 per diluted share) for the same period in 2008.  For the year, operating income was $177.9 million ($3.23 per diluted share) compared with operating income of $115.7 million ($2.12 per diluted share) for the same period in 2008.

Net realized investment losses, net of tax, of $4.0 million for the fourth quarter of 2009 and net realized investment gains, net of tax, of $225.2 million for the year include losses, net of tax, of $6.6 million, and gains, net of tax, of $257.1 million, respectively, from the election of the fair value option.  Gains and losses, net of tax, from the sale of securities were $2.6 million and $34.3 million during the fourth quarter and the year, respectively.

Net premiums written were $618.9 million in the fourth quarter of 2009, a 3.5% decrease over fourth quarter 2008 net premiums written of $641.6 million, and were approximately $2.6 billion for the year, a 5.8% decrease over the same period in 2008.  The rate of premium decline slowed over the course of the year.  The Company experienced premium decreases of 8.0%, 6.8%, and 4.7% in the first, second, and third quarter 2009, respectively, over comparable quarters in 2008.

The Company’s combined ratio (GAAP basis) was 98.1% in the fourth quarter of 2009 and 96.9% for the year compared with 113.4% and 101.8% for the same periods in 2008.  Loss development on prior periods’ loss reserves was approximately $58 million positive for the year ended 2009, compared with approximately $89 million adverse for the same period in 2008.  The favorable development in 2009 is largely the result of re-estimates of California bodily injury losses which have experienced both lower average severities and fewer late reported claims (claim count development) than was originally estimated at December 31, 2008.

Net investment income of $35.6 million (after tax, $23.1 million) in the fourth quarter of 2009 increased by 2.1% over the same period in 2008.  The investment income after-tax yield was 4.1% on average investments (fixed maturities at amortized cost, equities and short-term investments at cost) of $3.1 billion for the fourth quarter 2009.  This compares with an investment income after-tax yield of 3.7% on average investments of $3.4 billion for the same period in 2008.  Net investment income for the year was $144.9 million (after tax, $130.1 million), a decrease of 4.2% over the same period in 2008.  The investment income after-tax yield was 4.1% on average assets of $3.2 billion for the year.  This compares with an investment income after-tax yield of 3.9% on average investments of $3.5 billion for the same period in 2008.

The Board of Directors declared a quarterly dividend of $0.59 per share, representing a 1.7% increase over the quarterly dividend amount paid in 2009.  The dividend is to be paid on March 31, 2010 to shareholders of record on March 16, 2010.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.  The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 15, 2010. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International).  The conference ID# is 50251265. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company.  Actual results may differ from those projected in the forward-looking statements.  These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:  changes in the demand for the Company’s insurance products, inflation and in general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in managing its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.  For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax.  Net income is the GAAP measure that is most directly comparable to operating income.  Operating income is used by management along with the other components of net income to assess the Company’s performance. Management uses operating income as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the net effect of realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business.  It should be read in conjunction with the GAAP financial results.  The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	Total		Per diluted share (1)		Total		Per diluted share (1)
	2009	2008	2009	2008	2009	2008	2009	2008
(000's except per-share amounts)
Operating income (loss)	$38,203	$(26,706)	$0.69	$(0.48)	$177,883	$115,719	$3.23	$2.12
Net realized investment gains (losses), net of tax	(3,968)	(141,639)	(0.07)	(2.59)	225,189	(357,838)	4.09	(6.54)
Net income (loss)	$34,235	$(168,345)	$0.62	$(3.07)	$403,072	$(242,119)	$7.32	$(4.42)

(1)	The dilutive impact of incremental shares is excluded from loss positions in 2008 in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s results of operations that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Twelve Months Ended
	December 31,
	2009	2008

Combined ratio-accident period basis	99.0%	98.8%
Effect of estimated prior periods' loss development	(2.1)%	3.0%
Combined ratio	96.9%	101.8%

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net premiums written	$618,919	$641,641	$2,589,972	$2,750,226

Revenues:
Net premium earned	$646,101	$680,114	2,625,133	2,808,839
Net investment income	35,615	34,900	144,949	151,280
Net realized investment gains (losses)	(6,105)	(217,906)	346,444	(550,520)
Other	1,711	788	4,967	4,597
Total revenues	$677,322	$497,896	$3,121,493	$2,414,196
Expenses:
Incurred losses	446,042	575,585	1,782,233	2,060,409
Policy acquisition costs	129,245	152,742	543,307	624,854
Other operating expenses	59,067	42,994	217,683	174,828
Interest	1,670	1,307	6,729	4,966
Total expenses	$636,024	$772,628	$2,549,952	$2,865,057

Income before income taxes	$41,298	$(274,732)	$571,541	$(450,861)
Income tax expense (benefit)	7,063	(106,387)	168,469	(208,742)
Net income (loss)	$34,235	$(168,345)	$403,072	$(242,119)

Basic average shares outstanding	54,772	54,763	54,770	54,744
Diluted average shares outstanding	55,243	55,028	55,092	54,917

Basic Per Share Data
Net income (loss)	$0.63	$(3.07)	$7.36	$(4.42)

Net realized investment gains (losses), net of tax	$(0.07)	$(2.59)	$4.11	$(6.54)

Diluted Per Share Data
Net income (loss) (a)	$0.62	$(3.07)	$7.32	$(4.42)

Net realized investment gains (losses), net of tax (a)	$(0.07)	$(2.59)	$4.09	$(6.54)

Operating Ratios-GAAP Basis
Loss ratio	69.0%	84.6%	67.9%	73.3%
Expense ratio	29.1%	28.8%	29.0%	28.5%
Combined ratio	98.1%	113.4%	96.9%	101.8%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$618,919	$641,641	$2,589,972	$2,750,226
Decrease in unearned premiums	27,182	38,473	35,161	58,613
Net premiums earned	$646,101	$680,114	$2,625,133	$2,808,839

Paid losses and loss adjustment expenses	$451,018	$492,693	$1,864,426	$2,032,088
(Decrease) increase in net loss and loss adjustment expense reserves	(4,976)	82,892	(82,193)	28,321
Incurred losses and loss adjustment expenses	$446,042	$575,585	$1,782,233	$2,060,409

(a) The dilutive impact of incremental shares in 2008 is excluded from loss positions in accordance with GAAP

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)
(unaudited)

	December 31, 2009	December 31, 2008

ASSETS

Investments:
Fixed maturities trading, at fair value (amortized cost $2,673,079; $2,728,471)	$2,704,561	$2,481,673
Equity securities trading, at fair value (cost $308,941; $403,773)	286,131	247,391
Short-term investments, at fair value (amortized cost $156,126; $208,278)	156,165	204,756
Total investments	3,146,857	2,933,820

Cash	185,505	35,396
Receivables:
Premiums receivable	262,278	268,227
Premium notes	14,510	25,699
Accrued investment income	37,405	36,540
Other	13,689	9,526
Total receivables	327,882	339,992

Deferred policy acquisition costs	175,866	200,005
Fixed assets, net	201,862	191,777
Current income taxes	27,268	43,378
Deferred income taxes	36,139	171,025
Goodwill	42,850	5,206
Other intangible assets	66,823	-
Other assets	21,581	29,596
Total assets	$4,232,633	$3,950,195

LIABILITIES AND SHAREHOLDERS' EQUITY

Losses and loss adjustment expenses	$1,053,334	$1,133,508
Unearned premiums	844,540	879,651
Notes payable	271,397	158,625
Accounts payable and accrued expenses	114,469	93,864
Other liabilities	177,947	190,496
Shareholders' equity	1,770,946	1,494,051
Total liabilities and shareholders' equity	$4,232,633	$3,950,195

OTHER INFORMATION

Common stock-shares outstanding	54,777	54,764
Book value per share	$32.33	$27.28
Estimated statutory surplus	$1.5 billion	$1.4 billion
Estimated premiums written to surplus ratio	1.7	2.0
Debt to total capital ratio	13.3%	9.6%
Portfolio duration	5.1 years	6.5 years
Policies-in-Force (Company-wide "PIF")
Personal Auto PIF	1,279	1,321
Homeowners PIF	328	303